Exhibit 10.3

SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

This Second Amendment to Agreement of Sale and Purchase (the “Amendment”) is made this 30th day of April, 2014 by and between Octopods, LLC (the “Seller”) and Physicians Realty L.P. (the “Buyer”).

RECITALS:

A.                                    Seller and Buyer (the “Parties”) entered into an Agreement of Sale and Purchase dated  January 29, 2014 (“Original PSA”), as amended on February 28, 2014 (“First Amendment”) (the Original PSA and First Amendment shall collectively be referred to as the “Agreement”) for those certain premises more particularly described in Exhibit “A” of the Agreement; and

B.                                    In connection with the Loan, as defined in paragraph 2 below, and issuance of certain bonds, several documents were executed, including: (a) that certain Trust Indenture dated February 1, 2008 (“Indenture”), between TKFB, LLC (“Issuer”) and The Bank of New York Trust Company, N.A.; (b) that certain Loan Agreement dated February 1, 2008 (“Loan Agreement”) between Issuer and Seller; (c) that certain Reimbursement and Pledge Agreement dated February 1, 2008 (the “RPA”) between Seller and Fifth Third Bank, an Ohio banking corporation (“Lender”); (d) that certain Mortgage, Security Agreement and Fixture Filing dated February 1, 2008 (“Mortgage”) executed by Seller, (e) that certain Promissory Note dated February 1, 2008 in the amount of $8,564,400 (the “Promissory Note”) executed by Seller, (f) that certain Letter of Credit dated as of February 22, 2008 (the “Letter of Credit”), executed by Lender with a Stated Amount of $8,669,989, (g) that certain ISDA Master Agreement dated January 9, 2008 (the “Swap Agreement”)  (the Indenture, the Loan Agreement, the RPA, the Mortgage, the Promissory Note, and the Letter of Credit, and the Swap Agreement are collectively referred to herein as the “Loan Documents”).

C.                                    Subsequent to the execution of the Agreement, it was determined that Buyer is unable to assume the debt as set forth in the Loan Documents.

D.                                    The Parties desire to amend, modify or change certain portions of the Agreement.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, it is agreed as follows:

1.                                      All of the Recitals set forth above are true, accurate, and complete and are incorporated into this Section 1 by this reference.

2.                                      Paragraph 2(b) of the Original PSA shall be deleted and replaced with the following:

(b) The balance of the Purchase Price (the Purchase Price minus the Deposit), subject to adjustments pursuant to this Agreement, including, but not limited to, those adjustments set forth in Section 8 of this Agreement, shall be paid to Seller at Closing (as defined below) in cash by wire transfer of immediately available federal funds, or by certified check (or by plain check from the Title Company (as defined below)).  Seller shall, at or prior to Closing pay in full all debt and financial obligations incurred by Seller as a result of the Loan Documents (“Loan”), excluding the accrued and unpaid interest from April 30, 2014 through and including June 2, 2014 which shall be paid on or before June 2, 2014 and the Swap Agreement termination fee which termination fee shall be Buyer’s responsibility as set forth below.  At Closing, Seller shall pay the following “Seller Loan Termination Fees” not to exceed Sixty-Five Thousand and 00/100 Dollars ($65,000.00) which maximum cap shall exclude and shall not be applicable to item (i) below: (i) all principal and accrued interest on the Loan through the day of Closing; (ii) all attorneys’ fees of Lender (approximately $17,750.00); (iii) post-Closing interest on the bonds comprising the Loan until redemption (estimated to be thirty (30) days); (iv) Letter of Credit termination fee of (approximately $5,598.04); (v) remarketing termination fee (approximately $1,650.00); and (vi) trustee fees of $100.00.  In addition to the Purchase Price, at Closing Buyer shall pay: (a) all costs associated with the termination of the Swap Agreement; and (b) all Loan termination fees, excluding (i) above, which are in excess of the Seller Loan Termination Fees (“Buyer Termination Fees”).  Buyer shall pay the Buyer Termination Fees, if any, upon determination of the exact amount of the Seller Loan Termination Fees which shall include the exact amount allocated to the post-Closing interest on the bonds comprising the Loan.

3.                                      Seller shall, on or before Closing, execute a Second Amendment to Reimbursement and Pledge Agreement between Lender and Seller which agreement contains the following provision:

“(c)                            The Sale Proceeds, together with any amounts supplied by the Borrower to cover any shortfall (collectively, the “Proceeds”) will collectively be applied to, among other things, reimburse the Bank for draws on the Letter of Credit made to pay the principal amount of the Borrower’s outstanding TKBF, LLC Adjustable Rate Taxable Securities, Series 2008A (Octopods, LLC Project) (the “Notes”), at par, plus accrued and unpaid interest through and including June 2, 2014 (the “Redemption Date”), and to satisfy all legal fees and other costs and expenses incurred by the Bank in connection with the transactions contemplated by this Second Amendment;

(d)                                 The Borrower shall deposit or cause to be deposited an amount of the Proceeds sufficient to reimburse the Bank for the draws on the Letter of Credit and all other expenses and costs described above related thereto, including but not limited to the accrued and unpaid interest through the Redemption Date in the total estimated amount of $68,754.78 into a Collateral Account (the “Collateral Account”) established by the Borrower with the Bank for a period of time commencing on the date hereof and ending on the Redemption Date;”

Seller shall provide Buyer with a completed and executed copy of the a Second Amendment to Reimbursement and Pledge Agreement at Closing.

4.                                      Seller agrees to indemnify and hold Buyer and its officers, agents, employees, and tenants from and against, and to reimburse Buyer with respect to any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys’ fees and court costs) asserted against or incurred by Buyer by reason of or arising out of Seller’s failure to escrow the money as required by paragraph 3 above and/or failure to pay any and all accrued and unpaid interest on the Loan through and including June 2, 2014.  This provision shall survive Closing.

5.                                      Paragraph 4(a) of the Original PSA shall be modified to state that the Loan, and any lien created by the Loan, including but not limited to items 7 and 8 of Schedule B-II of the Title Commitment shall be a Title Defect and shall not, under any circumstances, be considered a part of the Permitted Exceptions.

6.                                      The following paragraph shall be added to Paragraph 6(i)(viii) of the Original PSA: “(M) the following Loan Satisfactions/Terminations: (i) satisfactions of all of the Lender’s security interests in and other liens on or against the Property, including but not limited to a Release of Mortgage, Security Agreement and Fixture Filing duly executed by the Lender regarding Instrument No. 0806789 which shall cause the removal of item 7 of Schedule B-II of the Title Commitment; (ii) a UCC financing statement termination as to the lien evidenced by UCC filing number 200800001701837; (iii) a Release of Assignment of Rents and Leases duly executed by the Lender regarding Instrument No. 0806790 which shall cause the removal of item 8 of Schedule B-II of the Title Commitment.

7.                                      Paragraph 4 of the First Amendment shall be deleted in its entirety.

8.                                      Buyer hereby assigns all of its right, title and interest in the Agreement and this Second Amendment to DOC-SBO MOB, LLC, a Wisconsin limited liability company (“Assignee”), which assignment shall be effective as of January 29, 2014.   Assignee agrees to be bound by all of the terms and conditions of the Agreement.

9.                                      Except to the extent modified by this Amendment, all terms and conditions of the Agreement are reaffirmed and, if necessary, reinstated in full force and effect.  In the event that any of the terms and conditions of this Amendment conflict with any of the terms and conditions of the remaining portions of the Agreement, then the terms and conditions of this Amendment shall supersede and control.   Capitalized terms not defined in this Amendment shall have the meanings given to the them in the Agreement or the Loan Documents, as the context shall so require.

10.                               This Amendment may be executed in one or more counterparts, all of which counterparts taken together shall constitute one and same agreement.  This Amendment may be executed and/or delivered by facsimile or electronic mail.  Signatures and/or copies of this Amendment executed and/or delivered by facsimile or electronic mail shall be deemed to be originals.

(Signatures on Next Page)

IN WITNESS WHEREOF, each of the Parties has set their hands hereto as of the date written below.

SELLER:

OCTOPODS, LLC

By:	/s/ J. Michael Kelbel
Name:	J. Michael Kelbel
Its:	President

BUYER:

PHYSICIANS REALTY L.P.

By: Physicians Realty Trust, its General Partner

By:	/s/ John T. Thomas
John T. Thomas, President and Chief
Executive Officer

ASSIGNEE:

DOC-SBO MOB, LLC, a Wisconsin limited liability company

By: Physicians Realty L.P., its Manager

By: Physicians Realty Trust, its General Partner

By:	/s/ John T. Thomas
John T. Thomas, President and Chief Executive Officer